Exhibit (d)(65)


                        INVESTMENT SUB-ADVISORY AGREEMENT
                   Scudder Salomon Aggressive Growth Portfolio
                   -------------------------------------------

         AGREEMENT made this 1st day of December, 2005, between Deutsche Investment Management Americas Inc. (the "Advisor") and Salomon Brothers Asset Management Inc (the "Sub-Advisor").

         WHEREAS, Scudder Variable Series II, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Advisor has entered into an Investment Management Agreement dated October 21, 2005 (the "Advisory Agreement") with the Trust, pursuant to which the Advisor will act as investment adviser to the Scudder Salomon Aggressive Growth Portfolio (the "Portfolio"), which is a series of the Trust, and will provide certain management services with respect to the Portfolio; and

         WHEREAS, the Advisor, with the approval of the Trust's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, desires to retain the Sub-Advisor to provide investment advisory services in connection with the management of the Portfolio, and the Sub-Advisor is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Duties of the Sub-Advisor. Subject to supervision and oversight by the Advisor and the Trust's Board of Trustees, the Sub-Advisor shall manage all of the securities and other assets of the Portfolio entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

           (a) In the performance of its duties and obligations under this Agreement, the Sub-Advisor shall act in conformity with the Trust's constituent documents and the Prospectus and with the instructions and directions of the Advisor and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

           (b) The Sub-Advisor shall determine the Assets to be purchased or sold by the Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Trust's registration statement and the Portfolio's Prospectus or as the Board of Trustees or the Advisor may direct from time to time, in conformity with federal securities laws. In executing portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on behalf of the Portfolio best execution. In evaluating best execution for any transaction, the Sub-Advisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating best execution, and in selecting the broker-dealer to execute a particular

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transaction, subject to any instructions and directions of the Advisor or the
Board of Trustees, the Sub-Advisor may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Provided the Sub-Advisor is acting in accordance with any such instructions and directions of the Advisor or the Board of Trustees, the Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Advisor to the Portfolio. In no instance, however, will the Portfolio's Assets be purchased from or sold to the Advisor, the Sub-Advisor, any other sub-advisor of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, the Trust's principal underwriter, or any affiliated person of either the Trust, the Advisor, the Sub-Advisor or any other sub-advisor of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, or the Trust's principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act and approved by the Advisor and the Board of Trustees. The Advisor or its affiliates may, from time to time, engage other sub-advisors to advise series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a "Sub-Advised Fund"). The Sub-Advisor agrees that it will not consult with any other sub-advisor engaged by the Advisor or it affiliates with respect to transactions in securities or other assets concerning the Portfolio or another Sub-Advised Fund, except to the extent permitted by the certain exemptive rules under the 1940 Act that permit certain transactions with a sub-advisor or its affiliates.

         On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of the Sub-Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

         The Sub-Advisor may buy securities for the Portfolio at the same time it is selling such securities for another client account and may sell securities for the Portfolio at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Sub-Advisor may effectuate cross transactions between the Portfolio and such other account if it deems this to be advantageous to both of the accounts involved.

         Notwithstanding the foregoing, the Sub-Advisor agrees that the Advisor shall have the right by written notice to identify securities that may not be purchased on behalf of the Portfolio and/or broker-dealers through or with which portfolio transactions on behalf of the Portfolio may not be effected. The Sub-Advisor shall refrain from purchasing such securities for the Portfolio or directing any portfolio transaction to any such broker-dealer on behalf of the Portfolio, unless and until the written approval of the Advisor or the Board of Trustees, as the case may be, is so obtained.

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           (c) The Sub-Advisor shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7),
(9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Advisor shall provide to the Advisor or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Advisor or Board of Trustees may reasonably request.

         The Sub-Advisor shall keep the books and records relating to the Assets required to be maintained by the Sub-Advisor under this Agreement and shall timely furnish to the Advisor all information relating to the Sub-Advisor's services under this Agreement needed by the Advisor to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Advisor shall also furnish to the Advisor any other information relating to the Assets that is required to be filed by the Advisor or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Advisor or the Trust obtains from the SEC. The Sub-Advisor agrees that all records that it maintains on behalf of the Portfolio are the property of the Portfolio and the Sub-Advisor will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Advisor may retain a copy of such records. The Sub-Advisor agrees to permit the Advisor, the Trust's officers and its independent public accountants to inspect and audit such records pertaining to the Portfolio at reasonable times during regular business hours upon due notice. In addition, for the duration of this Agreement, the Sub-Advisor shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-advisor upon the termination of this Agreement (or, if there is no successor sub-advisor, to the Advisor).

           (d) The Sub-Advisor will also make its officers and employees available to meet with the officers of the Advisor and the Trust's officers and Trustees on due notice to review the investments and investment program of the Portfolio in the light of current and prospective economic and market conditions. In addition, the Sub-Advisor shall, on the Sub-Advisor's own initiative, and as reasonably requested by the Advisor, for itself and on behalf of the Trust, furnish to the Advisor from time to time whatever information the Advisor reasonably believes appropriate for this purpose. From time to time as the Board of Trustees of the Trust or the Advisor may reasonably request, the Sub-Advisor will furnish to the Advisor and Trust's officers and to each of its Trustees, at the Sub-Advisor's expense, reports on portfolio transactions and reports on issuers of securities held by the Portfolio, all in such detail as the Trust or the Advisor may reasonably request. In addition, the Sub-Advisor shall provide advice and assistance to the Advisor as to the determination of the value of securities held or to be acquired by the Portfolio for valuation purposes in accordance with the process described in the Portfolio's Prospectus.

           (e) The Sub-Advisor shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Portfolio's Assets, including the name of the issuer, the description and amount or number of shares of the security purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required. The Sub-Advisor shall also provide the Advisor with such information upon request of the Advisor.

           (f) The investment management services provided by the Sub-Advisor under this Agreement are not to be deemed exclusive and the Sub-Advisor shall be free to render similar


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services to others, as long as such services do not impair the services rendered to the Advisor or the Trust.

         In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and, except as expressly provided for herein or otherwise expressly provided or authorized in writing by the Advisor, shall have no authority to act for or represent the Portfolio or the Trust in any way or otherwise be deemed to be an agent of the Portfolio, the Trust or the Advisor. If any occasion should arise in which the Sub-Advisor gives any advice to its clients concerning the shares of the Portfolio, the Sub-Advisor will act solely as investment counsel for such clients and not in any way on behalf of the Portfolio.

           (g) The Sub-Advisor shall promptly notify the Advisor of any financial condition that is likely to impair the Sub-Advisor's ability to fulfill its commitment under this Agreement.

           (h) The Advisor, subject to concurrence and delegation by the Trust's Board of Trustees, may determine from time to time whether it or the Sub-Advisor will be responsible for voting proxies received with respect to securities held by the Portfolio.

           (i) Services to be furnished by the Sub-Advisor under this Agreement may be furnished through the medium of any of the Sub-Advisor's officers or employees, but the Sub-Advisor has a duty to notify the Trust and the Advisor promptly of any proposed change in portfolio manager(s) responsible for the services described in this Section 1.

         2. Duties of the Advisor. The Advisor shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall supervise and oversee the Sub-Advisor's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Advisor of responsibility for compliance with the Trust's constituent documents, the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

         3. Delivery of Documents. (a) The Advisor has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following documents:

               (i) The Trust's Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time (herein called the "Trust Agreement");

               (ii) By-Laws of the Trust; and

               (iii) Prospectus of the Portfolio.

               (iv) The Sub-Advisor has furnished the Advisor with copies properly certified or authenticated of each of the following documents:

               (v) The Sub-Advisor's most recent audited financial statements;

               (vi) An organizational chart showing public companies and registered broker-dealers affiliated with the Sub-Advisor;

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               (vii) The Sub-Advisor's Form ADV; and

               (viii) The Sub-Advisor's Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act.

         4. Certain Representations and Warranties of the Sub-Advisor.

           (a) The Sub-Advisor represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended, is a duly registered investment adviser in any and all states of the United States in which the Sub-Advisor is required to be so registered and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Sub-Advisor covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

           (b) The Sub-Advisor represents that it has read and understands the Prospectus and warrants that in investing the Portfolio's assets it will use all reasonable efforts to adhere to the Portfolio's investment objectives, policies and restrictions contained therein.

           (c) The Sub-Advisor represents that it will provide the Portfolio with any amendments to its Code of Ethics and any certifications required by Rule 17j-1 under the 1940 Act.

           (d) The Sub-Advisor represents that, as of the date of this Agreement (which representation shall be confirmed periodically thereafter), (1) neither it nor any of its "affiliated persons" (as defined in the 1940 Act) are affiliated persons of: (i) the Advisor; (ii) any other sub-advisor to the Portfolio or the Trust or any affiliated person of that sub-advisor; (iii) any promoter, underwriter, officer, board member, member of an advisory board, or employee of the Portfolio or the Trust; or (iv) the Portfolio (other than by reason of serving as an investment adviser to the Portfolio); and (2) to the best knowledge of the Sub-Advisor, neither the Advisor nor any of its directors or officers directly or indirectly owns any material interest in the Sub-Advisor other than an interest through ownership of shares of a pooled investment vehicle that is not controlled by such person (or entity). The Sub-Advisor agrees to promptly notify the Advisor if it or any of its affiliated persons becomes an affiliated person of any of the persons set forth in (i) to (iii).

         5. Compliance. (a) The Sub-Advisor agrees that it shall promptly notify the Advisor and the Trust: (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) in the event that there is a change in the Sub-Advisor, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the Sub-Advisor's investing the Portfolio's assets, the Portfolio's investment portfolio has ceased to adhere to the Portfolio's investment objectives, policies or restrictions as stated in the Prospectus or is otherwise in violation of applicable law.

           (b) The Advisor agrees that it shall promptly notify the Sub-Advisor in the event that the SEC has censured the Advisor or the Trust; placed limitations upon any of their activities, functions or operations; suspended or revoked the Advisor's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions.

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           (c) The Trust and the Advisor shall be given access to any and all records or other documents of the Sub-Advisor at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Advisor relating to its providing investment advisory services to the Portfolio, including without limitation records relating to trading by employees of the Sub-Advisor for their own accounts and on behalf of other clients. The Sub-Advisor agrees to promptly cooperate with the Trust and the Advisor and their representatives in connection with requests for such records or other documents.

         6. Compensation to the Sub-Advisor. (a) For the services to be provided by the Sub-Advisor pursuant to this Agreement, the Advisor will pay the Sub-Advisor, and the Sub-Advisor agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily net assets of the Portfolio and will be paid to the Sub-Advisor monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Advisor may, in its discretion and from time to time, waive a portion of its fee.

           (b) For purposes of this Section 6, the value of net assets of the Portfolio shall be computed as required by the 1940 Act and in accordance with any procedures approved by the Board of Trustees for the computation of the value of the net assets of the Portfolio in connection with the determination of net asset value of its shares.

         7. Expenses. The Sub-Advisor shall bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses of the Portfolio to be borne by the Portfolio or the Trust) in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Trust's legal existence and shareholder relations. All other Portfolio operating expenses not specifically assumed by the Sub-Advisor hereunder or by the Advisor are borne by the Portfolio or the Trust.

         8. Standard of Care and Liability of Sub-Advisor. The Sub-Advisor will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Sub-Advisor, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm, or corporation shall have been selected with due care and in good faith; but nothing herein contained will be construed to protect the Sub-Advisor against any liability to the Advisor, the Portfolio or its shareholders by reason of: (a) the Sub-Advisor's causing the Portfolio to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Portfolio's Prospectus or any written guidelines, policies or instruction provided in writing by the Trust's Board of Trustees or the Advisor, (b) the Sub-Advisor's causing the Portfolio to fail to satisfy the requirements of Subchapter M and/or
Section 817(h) of the Code, or (c) the Sub-Advisor's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

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         9. Disclosure Regarding the Sub-Advisor.

           (a) The Sub-Advisor has reviewed the disclosure about the Sub-Advisor contained in the Trust's registration statement and represents and warrants that, with respect to such disclosure about the Sub-Advisor or information related, directly or indirectly, to the Sub-Advisor, such registration statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not misleading.

           (b) The Sub-Advisor agrees to notify the Advisor and the Trust promptly of: (i) any statement about the Sub-Advisor contained in the Trust's registration statement that becomes untrue in any material respect, (ii) any omission of a material fact about the Sub-Advisor in the Trust's registration statement which is required to be stated therein or necessary to make the statements contained therein not misleading, or (iii) any reorganization or change in the Sub-Advisor, including any change in its ownership or key employees, including portfolio managers.

         10. Insurance. The Sub-Advisor shall maintain for the duration hereof, with an insurer acceptable to the Advisor, a blanket bond and professional liability or errors and omissions insurance in an amount or amounts sufficient to meet its obligations to its clients, including the Portfolio.

         11. Duration and Termination. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Portfolio.

         This Agreement shall continue in effect until September 30, 2006, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Advisor at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Advisor, or (c) by the Sub-Advisor at any time, without the payment of any penalty, on 90 days' written notice to the Advisor. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement. As used in this Section 11, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

         12. Use of Name; Confidentiality. (a) The Sub-Advisor shall not use the name of the Advisor, the Trust or the Portfolio in any advertisement, sales literature or other communication to the public except in accordance with such policies and procedures as shall be mutually agreed to in writing by the Sub-Advisor and the Advisor. Similarly, the Advisor agrees that it shall not use the name of the Sub-Advisor in any advertisement, sales literature or other communication to the public except in accordance with such polices and procedures as shall be mutually agreed to in writing by the Advisor and the Sub-Advisor.

           (b) Each party agrees that it shall hold in strict confidence all data and information obtained from another party hereto (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its


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officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, unless such disclosure is required by the SEC, other regulatory body with applicable jurisdiction, or the Trust's auditors, or in the opinion of its counsel, applicable law, and then only with as much prior written notice to the other party as is practicable under the circumstances.

           (c) The Advisor, on behalf of the Portfolio, has legitimate business reasons to disclose to the Sub-Advisor certain non-public portfolio holdings information of the Portfolio ("Holdings Information") from time to time. The Sub-Advisor agrees that it:

               (i) Will use the Holdings Information exclusively for purposes of providing services pursuant to this Agreement that may benefit the Portfolio;

               (ii) Will not engage in any fraudulent, competitive or improper behavior based on the Holdings Information that may disadvantage the Portfolio, including disclosing, trading or making investment recommendations based on the Holdings Information to or for any party other than the Portfolio as provided in this Agreement;

               (iii) Will treat the Holdings Information as confidential and will not disclose such information to any party other than as required to perform the services under this Agreement. This clause shall not apply to the extent that: (1) the Holdings Information is publicly known, (2) the Holdings Information is or becomes legally known to the Sub-Advisor other than through disclosure by the Portfolio, the Advisor, an affiliated person of the Portfolio or the Advisor or by another party bound by an obligation of confidentiality to the Portfolio, or (3) the disclosure is required by law or requested by any regulatory authority or required by statute, rule, regulation, subpoena, regulatory examination request or court order, provided, however, that the Sub-Advisor will not make any such disclosure without first notifying the Advisor and the Portfolio and allowing the Advisor or the Portfolio a reasonable opportunity to seek injunctive relief
         (or a protective order) with respect to the obligation to make such disclosure;

               (iv) Will maintain policies and procedures in compliance with Rule 206(4)-7 under the Investment Advisors Act of 1940; and

               (v) Will notify the Advisor if the Sub-Advisor has any knowledge of the Holdings Information having been misused, including in violation of this Agreement.

         13. Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

         14. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         15. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:


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To the Advisor at:           Deutsche Investment Management Americas Inc.
                             345 Park Avenue
                             New York, NY 10017

To the Sub-Advisor at:       Salomon Brothers Asset Management Inc
                             300 First Stamford Place, 2nd Floor
                             Stamford, CT 06902

         16. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         A copy of the Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Portfolio or the Trust.

         Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

DEUTSCHE INVESTMENT                            SALOMON BROTHERS
MANAGEMENT AMERICAS INC.                       ASSET MANAGEMENT INC

By: /s/A. Thomas Smith                         By: /s/Joel Savber
    -----------------------------                  -----------------------------

Name: A. Thomas Smith                          Name: Joel Savber
                                                     ---------------------------
Title: Secretary                               Title: Managing Director
                                                      --------------------------


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